UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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ProLink Holdings Corp.

(Name of Registrant as Specified In Its Charter)

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PROLINK HOLDINGS CORP.
410 South Benson Lane
Chandler, AZ 85224

July      , 2007

Dear Stockholder,

We cordially invite you to attend an Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on Wednesday, July 25, 2007 at the Company’s headquarters located at 410 South Benson Lane, Chandler, Arizona. The attached notice of Annual Meeting and proxy statement describe the business we will conduct at the meeting and provide information about ProLink Holdings Corp. that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

/s/  Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Outstanding Equity Awards At Fiscal Year-End
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF AUDIT COMMITTEE
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: AUTHORIZATION TO EFFECT A 1-FOR-3, 1-FOR-4 OR 1-FOR-5 REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK
PROPOSAL THREE: APPROVAL OF THE ADOPTION OF THE 2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
PROPOSAL FOUR: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
CODE OF CONDUCT AND ETHICS
OTHER MATTERS
STOCKHOLDER PROPOSALS
INCORPORATION OF DOCUMENTS BY REFERENCE
APPENDIX A PROLINK HOLDINGS CORP. THIS PROXY IS BEING SOLICITED BY PROLINK HOLDINGS CORP.’S BOARD OF DIRECTORS
PROLINK HOLDINGS CORP. Annual Meeting of Stockholders July 25, 2007 Please date, sign and mail your proxy card as soon as possible.
APPENDIX B PROLINK HOLDINGS CORP. 2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

PROLINK HOLDINGS CORP.
410 S. Benson Lane
Chandler, AZ 85224
(480) 961-8800

July      , 2007

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TIME:   10:00 a.m. (local time)
DATE:   Wednesday July 25, 2007

PLACE:	410 South Benson Lane
Chandler, Arizona 85224

PURPOSES:

1. To elect seven directors to serve one-year terms expiring in 2008.

2. To authorize the board of directors of the Company (the “Board”) to amend our certificate of incorporation to effect a 1-for-3, 1-for-4 or 1-for-5 reverse stock split of our issued and outstanding shares of common stock to decrease the number of issued and outstanding shares of common stock, the final ratio of the stock split to be determined within the sole discretion of the Board and such stock split to occur within a year from authorization by the Board.

3. To adopt the 2006 Employee, Director and Consultant Stock Option Plan and to authorize the issuance of 5,000,000 shares upon the exercise of options granted thereunder.

4. To ratify the appointment of Semple, Marchal & Cooper as the company’s independent public accountants for the fiscal year ending December 31, 2007.

5. To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

You may vote if you were the record owner of ProLink Holdings Corp. common stock at the close of business on June 11, 2007. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Corporate Secretary at the above address.

AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES OF VOTING STOCK IS REQUIRED TO CONSTITUTE A QUORUM. ACCORDINGLY, WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, WE ASK THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. A PRE-ADDRESSED, POSTAGE PREPAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

Dave M. Gomez
Corporate Secretary

PROLINK HOLDINGS CORP.
410 S. Benson Lane
Chandler, AZ 85224
(480) 961-8800

PROXY STATEMENT FOR THE PROLINK HOLDINGS CORP.
2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 25, 2007

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because ProLink’s Board of Directors is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments of the meeting to be held at 10:00 a.m. (local time) on Wednesday, July 25, 2007 at the Company’s headquarters located at 410 S. Benson Lane, Chandler, Arizona. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

On July      , 2007, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending along with this proxy statement our Annual Report on Form 10-KSB, which includes our financial statements for the fiscal year ended December 31, 2006.

Who Can Vote?

Only stockholders who owned ProLink common stock at the close of business on June 11, 2007 are entitled to vote at the Annual Meeting. On this record date, there were 46,263,712 shares of ProLink common stock outstanding and entitled to vote.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Corporate Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of ProLink common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	FOR Proposal One, to elect seven directors to serve one-year terms expiring in 2008.

•	FOR Proposal Two, to authorize the Board to amend the certificate of incorporation (the “Charter”) to effect a 1-for-3, 1-for-4 or 1-for-5 reverse stock split of our issued and outstanding shares of Common Stock without further approval or authorization of our stockholders, the final ratio of the stock split to be determined within the sole discretion of the Board and such stock split to occur within a year from authorization by the Board.

•	FOR Proposal Three, to approve the adoption of the Company’s 2006 Employee, Director and Consultant Stock Plan (the “2006 Plan”) and to authorize the issuance of 5,000,000 shares upon the exercise of options granted thereunder.

•	FOR Proposal Four, to ratify the appointment of Semple, Marchal & Cooper, LLP as the company’s independent public accountants for the fiscal year ending December 31, 2007.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;

•	notifying ProLink’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”. If you hold your shares of common stock through a broker, bank or other representative, generally the broker or your representative may only vote the common stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 2: Authorize a 1-for-3 , 1-for-4 or 1-for-5 reverse stock split of our issued and outstanding Common Stock	A majority of shares of outstanding common stock must be voted in favor of the amendment to the Charter in order to enact the same. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal, therefore, any shares not voted by a customer will be treated as a broker non-vote, and such broker non-votes will have the same effect as votes against this proposal.

Proposal 3: Adopt the 2006 Employee, Director and Consultant Stock Plan	The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting is required to adopt the 2006 Employee, Director and Consultant Stock Plan. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal, therefore, any shares not voted by a customer will be treated as a broker non-vote, and such broker non-votes will have no effect on the results of this vote.

Proposal 4: Ratify Selection of Auditors	The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of independent auditors. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent accountants. However, if our stockholders do not ratify the selection of Semple, Marchal & Cooper, LLP as our independent accountants for 2007, our Audit Committee of our Board of Directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 10:00 a.m. (local time) on Wednesday, July 25, 2007 at the Company’s headquarters located at 410 S. Benson Lane, Chandler, Arizona. When you arrive, signs will direct you to the appropriate meeting rooms. You need not attend the Annual Meeting in order to vote.

Dissenters’ Rights

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal on any proposal referred to herein.

MANAGEMENT

Directors and Executive Officers of ProLink Holdings Corp.

Set forth below are the names of our directors and executive officers, their ages, their offices in ProLink, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships, if any.

Name	Age	Position

William D. Fugazy, Jr.	55	Vice Chairman — Corporate Development & Director
Steven D. Fisher	58	Chairman & Director
Lawrence D. Bain	56	Chief Executive Officer & Director
Robert Ellin	40	Director
Barry I. Regenstein	49	Director
Jay Wolf	33	Director
Andrew L. Wing	51	Director
Danny Lam	49	President, President — ProLink Finance
Dave M. Gomez	42	Vice President, General Counsel and Corporate Secretary
Michael S. Browne, CPA	44	Chief Financial Officer and Chief Operating Officer
Chris Wightman	43	President — ProLink Media

William D. Fugazy, Jr. was appointed to the Board of Directors in connection with the acquisition of ProLink on December 23, 2005. He had previously served as a director and Chairman of the Board of ProLink from January 2004 until the acquisition and Chairman of the Board of Directors of ProLink from January 2004 until April 2005. Mr. Fugazy is a principal of CRC Group, Inc., which is a financial advisory and real estate services firm. Mr. Fugazy previously served as Executive Vice-President of FiberNet Telecom, Inc. Mr. Fugazy is a former Chief Executive Officer of Summit Aviation Corporation an executive aviation firm and was former Regional President of Koll Real Estate Services, a company that provided real estate services throughout the United States and Internationally. Prior to joining Koll, Mr. Fugazy was President of Tishman Management and Leasing Services Corporation a national real estate services company that was sold to Koll in 1992. Prior to joining Tishman, Mr. Fugazy was Executive Vice President of Muller and Company, Inc. a national investment banking and securities brokerage operation. Mr. Fugazy was also a partner of the Beacon Hotel and Resort Corporation. Mr. Fugazy served on the Board of Directors of MTR Gaming Group, Inc. that owns and operates casinos in West Virginia and Las Vegas. Mr. Fugazy also served on the Audit Committee of MTR. Mr. Fugazy holds a B.S. Degree from Fordham University in New York.

Steven D. Fisher was appointed to the Board of Directors in connection with the acquisition of ProLink on December 23, 2005. He is currently the Chairman of our Board of Directors. He had previously served as a director and Chairman of the Board of Directors at ProLink from April 2005 until the acquisition. Mr. Fisher’s background is from the aerospace industry. He joined Space Data Corporation, a private Military missile and space contractor in 1972 after graduation with an Aerospace Engineering degree from the University of Oklahoma. Mr. Fisher became Space Data’s president in 1975 and later, through a leveraged buyout, became its owner in 1985. Mr. Fisher grew Space Data from a $5 million dollar per year revenue, 50 man company in 1985 to a 300 man, $50 million dollar per year revenue company in 1988 when he merged the company with Orbital Sciences Corporation. By 1991, the Space Data Division of Orbital had grown under Mr. Fisher’s leadership, to a 600 man, $90 million in revenue division of Orbital Sciences when the company conducted its initial public offering. Mr. Fisher continued to serve as Vice President for the Space Data Division and member of the board of directors of Orbital Sciences until his retirement in 1991. Mr. Fisher has been and continues to be an entrepreneur and owner of a number of and variety of small businesses including real estate development, printed circuit manufacturing, specialty metal roofing, farming, energy conservation systems, and GPS commercial applications over the past 15 years since his retirement from Orbital Sciences. Mr. Fisher also has served on the Board of Directors of Chandler Community Hospital, the Chandler Education Foundation, the University of Oklahoma’s Engineering College Board of Visitors, the Greater Phoenix Economic Development Counsel, and was a member of the Board of Directors of ProLink, Inc. since its inception and Chairman since 1998, a GPS golf company predecessor to ProLink Solutions.

Lawrence D. Bain was appointed Chief Executive Officer and a director in connection with the acquisition of ProLink on December 23, 2005. He had been the President and CEO of ProLink since January 2004. He served as President of Prolink until June 1, 2007. Before joining ProLink, Mr. Bain was President and CEO of True North Advisors, LLC, a business advisory and consulting company. Prior to True North, he was a Managing Director of Stifel, Nicolaus & Company’s Corporate Finance Group. Prior to joining Stifel, Mr. Bain was a Managing Director at EVEREN Securities. He was previously a Managing Director at Dean Witter Morgan Stanley and EF Hutton & Company. Mr. Bain is a graduate of The Ohio State University, earning a B.S. in 1972. He has completed a Securities Industry Association Executive Program and is a Certified Investment Management Consultant by the Institute of Investment Management Consultants.

Robert Ellin has been a member of the Board of Directors since 2004 and served as the President and Chief Financial Officer from 2004 until the acquisition of ProLink. Mr. Ellin is the co-founder of Trinad Capital, L.P., a hedge fund dedicated to investing in micro-cap companies. Prior to founding Trinad, he founded and became President of Atlantis Equities Inc., a private investment company. Founded in 1990, Atlantis has actively managed an investment portfolio of small capitalization public companies as well as select private company investments. Mr. Ellin frequently plays an active role in Atlantis investee companies including board representation, management selection, corporate finance and other advisory services. Through Atlantis and related companies, Mr. Ellin spearheaded investments into ThQ, Inc. (OTC:THQI), Grand Toys (OTC: GRIN), Forward Industries, Inc. (OTC: FORD) and completed a leveraged buyout of S&S Industries, Inc. where he also served as President from 1996 to 1998. Prior to founding Atlantis Equities, Mr. Ellin worked in Institutional Sales at LF Rothschild and was the Manager of Retail Operations at Lombard Securities. Mr. Ellin currently sits on the board of Shells Seafood Restaurants (OTC:SHLLS), Command Security Corporation (OTC:CMMD.OB), Mediavest, Inc. and U.S. Wireless Data Inc. (OTC:USWI). Mr. Ellin received a Bachelor of Arts from Pace University.

Barry I. Regenstein has been a member of the Board of Directors since December 13, 2005. Mr. Regenstein is the President and Chief Financial Officer of Command Security Corporation. Trinad is a significant shareholder of Command Security Corporation and Mr. Regenstein has formerly served as a consultant for Trinad. Mr. Regenstein has over 25 years of experience with 21 years of such experience in the aviation services industry. Mr. Regenstein was formerly Senior Vice President and Chief Financial Officer of Globe Ground North America (previously Hudson General Corporation), and previously served as the Corporation’s Controller and as a Vice President. Prior to joining Hudson General Corporation in 1982, he had been with Coopers & Lybrand in Washington, D.C. since 1978. Mr. Regenstein currently sits on the boards of U.S. Wireless Data Inc. (OTC:USWI) and The Transit Alliance and GTJ, a privately owned group of companies. Mr. Regenstein is a Certified Public Accountant and received his Bachelor of Science in Accounting from the University of Maryland and an M.S. in Taxation from Long Island University.

Jay Wolf has been a member of the Board of Directors since 2004 and was our Secretary until the acquisition. Mr. Wolf has ten years of investment and operations experience in a broad range of industries. Mr. Wolf’s investment experience includes: senior and subordinated debt, private equity (including leveraged transactions), mergers & acquisitions and public equity investments. Mr. Wolf is the co-founder of Trinad Capital, L.P., a hedge fund dedicated to investing in micro-cap companies. Prior to founding Trinad, Mr. Wolf served as the Executive Vice President of Corporate Development for Wolf Group Integrated Communications Ltd. where he was responsible for the company’s acquisition program. Prior to that he worked at Canadian Corporate Funding, Ltd., a Toronto-based merchant bank in the senior debt department and subsequently for Trillium Growth, the firm’s venture capital Fund. Mr. Wolf currently sits on the board of Shells Seafood Restaurants (OTC:SHLLS), Mediavest, Inc. and U.S. Wireless Data Inc. (OTC:USWI). Mr. Wolf received a Bachelor of Arts from Dalhousie University.

Andrew L. Wing has been a member of the Board of Directors since July 10, 2006. Mr. Wing is President and Chief Executive Officer of Cantor Entertainment and has over 30 years of diversified business experience. Previously, Mr. Wing was President and Chief Executive Officer of VNU’s Nielsen Entertainment, stepping down in March 2006. He was also a member of the VNU Media Measurement Executive Board during this tenure. Prior to being acquired by VNU, Mr. Wing had been Managing Director of Global Entertainment for ACNielsen. Before joining the Nielsens’, Mr. Wing spent twelve years at American Express in key general management, marketing, finance and business development roles. Mr. Wing began his career as an auditor at Deloitte Haskins & Sells, CPAs and proceeded to spend five years at Avon Products before joining American Express. Mr. Wing holds an MBA in Marketing and Finance from New York’s Hofstra University. He is also a member of the Media and Technology Committee of the American Film Institute.

Danny Lam was appointed as President — Finance in connection with the acquisition of ProLink on December 23, 2005 and was appointed as Prolink’s President on June 1, 2007. Mr. Lam joined ProLink in September 2005 when he was named President of ProLink Capital (ProLink’s trade name for it’s equipment financing activities) in December 2005. Mr. Lam has nearly thirty years of experience in the commercial lending industry. Mr. Lam’s past experience includes President and Chief Executive Officer of Bell Atlantic Capital Corporation, the multi billion dollar financial services subsidiary of Bell Atlantic (Verizon); Senior Vice President of AT&T Small Business Lending Corp., one of the nations largest small business lenders, and President and General Manager of American Express Business Finance Corporation, a subsidiary of American Express Corporation that provided commercial working capital and term loans. Mr. Lam received a Bachelor of Arts degree from Pace University.

Dave M. Gomez was appointed as Vice President, General Counsel and Corporate Secretary in connection with the acquisition of ProLink on December 23, 2005. He had served in the same positions with ProLink since September 2005. Mr. Gomez was formerly Senior Attorney at EaglePicher Incorporated from January 2004 until September 2005. From August 1996 to December 2003, he was a senior associate with the law firm of Quarles & Brady, Streich Lang, LLP in Phoenix, Arizona in their corporate and securities practice. Prior to his legal career, Mr. Gomez was a Senior Design Engineer with Loral-Vought Systems and Rockwell International Space Systems Division. Mr. Gomez holds a Bachelor’s degree in Aeronautical Engineering Technology from Arizona State University, an M.B.A. from Pepperdine University and a Juris Doctorate from The University of Texas School of Law.

Michael S. Browne has been our Chief Financial Officer since July, 2006 and was appointed our Chief Operating Officer on June 1, 2007. Prior to joining ProLink, Mr. Browne was the Chief Financial Officer since March, 2005 of EaglePicher Commercial Power, Inc., an international provider of premier innovative power solutions to the commercial marketplace. Mr. Browne was instrumental in EaglePicher’s efforts to emerge from Chapter 11 bankruptcy, which occurred during the first half of 2006. Mr. Browne also previously served as President of Eagle Picher Horizon Batteries, Inc., an international joint venture. Prior to such time, Mr. Browne spent almost four years as Chief Financial Officer of Leica Microsystems Semiconductor, an international capital equipment manufacturer. Prior experiences to that include more than two years as Division Chief Financial Officer, Global Internet and Software Solutions Division, for Xerox Corporation, and auditing duties for both Deloitte & Touche and BDO/Seidman.

Christopher P. Wightman was appointed President of Prolink Media on December 18, 2007. Before joining ProLink, Mr. Wightman was Publisher of Golf Magazine, a Time Inc. publication. Prior to Golf Magazine, he spent time at Viacom, working for MTV Networks, and also worked for Golf Digest for several years. Mr. Wightman is a graduate of The Pennsylvania State University, earning a B.A. in Journalism in 1985.

There are no family relationships among our directors or executive officers.

Independence.  Mr. Regenstein and Mr. Wing satisfy the current independence standards promulgated by the Securities and Exchange Commission. None of the remaining members of our board of directors are independent.

Audit Committee.  Our Audit Committee currently has three members, Steven D. Fisher (Chairman), Barry I. Regenstein and Jay Wolf. Our Audit Committee has the authority to retain and terminate the services of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. Mr. Regenstein satisfies the current independence standards promulgated by the Securities and Exchange Commission. We are also in the process of selecting new candidates for the Board of Directors that will meet the requirements of such standards. We expect to complete this process by the end of the year. The Board has determined that Mr. Regenstein is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-B. During the fiscal year ended December 31, 2006, our Audit Committee held four meetings.

Nominating Committee.  We are not a listed company and there is no legal requirement that it have a Nominating Committee. The entire Board of Directors currently operates as our Nominating Committee. We do not have a formal policy in regard to nominations, but the board of directors would consider any person as a nominee whose name is submitted in writing at its corporate address at least 120 days before a meeting at which directors are to be elected. We do not have a written charter for the Nominating Committee. During the fiscal year ended December 31, 2006, our Board of Directors held four meetings as the Nominating Committee.

Compensation Committee.  We have a Compensation Committee consisting of Messrs. Fisher, Wolf and Wing. We do not have a written charter for the Compensation Committee. We also do not have a standard or individual compensation package for any of our directors or for our director-nominees. During the fiscal year ended December 31, 2006, our Compensation Committee held three meetings.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2005 and December 31, 2006 to (1) our Chief Executive Officer and (2) our two most highly compensated executive officers, other than our Chief Executive Officer, who earned more than $100,000 during the fiscal year ended December 31, 2006. The table includes additional executives who would have been among the two most highly compensated executive officers, other than our Chief Executive Officer, except for the fact that they were not serving as executive officers of the Company as of the end of December 31, 2006.

						Non-Equity	Nonqualified
						Incentive Plan	Deferred
				Option		Compensation	Compensation	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)		Earnings ($)	Earnings ($)	Compensation ($)	Total ($)

Lawrence D. Bain*(1),	2005	221,635	50,000	4,239,667	(6)	—	—	—	4,511,302
Chief Executive Officer	2006	325,000	146,000	—		—	—	—	471,000
Charles “Chuck” Sherman*(2),	2005	215,583	—	1,998,547	(6)				2,214,130
Former Chief Operating Officer	2006	189,692	64,010	—		—	—	—	253,702
Danny Lam*(3),	2005	45,577	—	—		—	—	—	45,577
President, President — Finance	2006	150,000	50,000	1,458,170	(6)	—	—	—	1,658,170
Barry A. Sullivan*(4),	2005	74,846	—	325,872	(6)				404,718
Former Chief Financial Officer	2006	107,308	14,731	—		—	—	—	122,039
Dave M. Gomez*(5),	2005	33,173	—	184,603	(6)	—	—	—	217,776
Vice President, General Counsel & Secretary	2006	130,385	34,504	—		—	—	—	164,889

*	For the periods prior to December 23, 2005, the amounts indicated for these persons were paid by ProLink while it was a privately held company.

(1)	Mr. Bain was named Chief Executive Officer in connection with the acquisition of Prolink. Mr. Bain served in the same capacity with ProLink since January 1, 2005. For fiscal 2005 Mr. Bain’s annual salary was $175,000 and for fiscal 2006 his annual salary was $325,000.

(2)	Mr. Sherman was named Chief Operating Officer in connection with the acquisition of ProLink. He served in the same capacity with ProLink since April 2005. The amounts reflected in salary for 2005 partially reflect consulting fees paid to Mr. Sherman prior to that time. Mr. Sherman’s annualized salary for 2005 was $210,000 and for 2006 was $250,000. Mr. Sherman left our employment on September 18, 2006 and now serves as a consultant to provide transition services as required.

(3)	Mr. Lam joined ProLink in September 2005 when he was named President of ProLink Capital (ProLink’s trade name for its equipment financing activities). Mr. Lam’s annualized salary for 2005 and 2006 was $150,000.

(4)	Mr. Sullivan was named Chief Financial Officer in connection with the acquisition of ProLink. He served in the same capacity at ProLink since June 2005. Mr. Sullivan’s annualized salary for 2005 and 2006 was $140,000. Mr. Sullivan left our employment on October 10, 2006.

(5)	Mr. Gomez was named Vice President, General Counsel and Corporate Secretary in connection with the acquisition of ProLink. He served in the same capacity at ProLink since September 2005. Mr. Gomez’s annualized salary for 2005 was $115,000 and $140,000 in 2006.

(6)	We valued the options for FAS 123R purposes utilizing the Black-Scholes method. The assumptions made for utilizing the Black-Scholes method were a volatility equal to 60% and a discount rate equal to 4.58%. The same assumptions were used for valuing our options granted pursuant to FAS 123R in our financial statements.

Outstanding Equity Awards At Fiscal Year-End

The following table shows stock option awards outstanding on the last day of the fiscal year ended December 31, 2006 for each of the executive officers named in the Summary Compensation Table.

					Equity Incentive
					Plan Awards:
	Number of		Number of		Number of
	Securities		Securities		Securities
	Underlying		Underlying		Underlying
	Unexercised		Unexercised		Unexercised	Option	Option
	Options (#)		Options (#)		Unearned Options	Exercise Price	Expiration
Name	Exercisable		Unexercisable		(#)	($)	Date

Lawrence D. Bain	2,242,234	(1)	0		0	0.08	12/23/2015
	1,237,305	(1)	0		0	1.55	12/30/2015
Charles “Chuck” Sherman	1,096,121	(1)	0		0	0.08	12/23/2015
	518,653	(1)	0		0	1.55	12/30/2015
Danny Lam	450,000	(2)	0		0	1.5	12/19/2016
	0		1,250,000	(3)	0	1.4	12/19/2016
Barry A. Sullivan	75,000	(1)	0		0	0.08	12/23/2015
	255,740	(1)	0		0	1.55	12/30/2015
Dave M. Gomez	25,000	(1)	0		0	0.08	12/23/2015
	173,731	(1)	0		0	1.55	12/30/2015

(1)	The options were granted pursuant to our 2005 Employee, Director and Consultant Stock Plan. The options are non-qualified stock options and are fully vested. The options have a cashless exercise provision.

(2)	The options were granted pursuant to our 2006 Employee, Director and Consultant Stock Plan. The options are non-qualified stock options and are fully vested. The options have a cashless exercise provision.

(3)	The options were granted pursuant to our 2006 Employee, Director and Consultant Stock Plan. The options are non-qualified stock options and vest in three equal installments on December 19, 2007, 2008 and 2009. The options have a cashless exercise provision.

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation of our directors for our fiscal year ended December 31, 2006:

	Fee		Non-Equity	Nonqualified
	Earned		Incentive Plan	Deferred
	or Paid in	Option	Compensation	Compensation	All Other
Name	Cash ($)	Awards ($)	Earnings ($)	Earnings ($)	Compensation ($)	Total ($)

Robert Ellin	0	0	0	0	0	0
Steven D. Fisher	0	0	0	0	0	0
Willaim D. Fugazy, Jr.	0	0	0	0	0	0
Barry I. Regenstein	2,500	0	0	0	179,774	182,274	(1)
Andrew L. Wing	2,500	0	0	0	191,564	194,064	(1)
Jay Wolf	0	0	0	0	0	0

(1)	This represents warrants granted to purchase 200,000 shares of our common stock. We valued the warrants for FAS 123R purposes utilizing the Black-Scholes method. The assumptions made for utilizing the Black-Scholes method were a volatility equal to 60% and a discount rate equal to 4.58%. The same assumptions were used for valuing our options granted pursuant to FAS 123R in our financial statements.

As compensation for meeting attendance, our independent directors receive $2,500 per meeting attended in person, with a maximum of $10,000 per year. Each independent member of any committee of our Board receives $1,000 per meeting attended in person, with a maximum of $10,000 per year. Any independent director who serves as chairman of a committee of the Board receives $2,500 per meeting, with a maximum of $10,000 per year, of which there are none currently.

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2006, the number of securities to be issued upon the exercise of outstanding derivative securities (options, warrants, and rights); the weighted-average exercise price of the outstanding derivative securities; and the number of securities remaining available for future issuance under our equity compensation plans.

Number of
Securities Remaining
	Number of Securities		Available for Future
	to be Issued	Weighted-Average	Issuance Under
	Upon Exercise	Exercise Price	Equity Compensation
	of Outstanding	of Outstanding	Plans (Excluding
	Options, Warrants,	Options, Warrants	Securities Reflected
	and Rights	and Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	9,702,347	$0.79	297,653
Equity compensation plans not approved by security holders	2,450,000	$1.42	2,550,000
Total	12,152,347	$0.92	2,847,653

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 11, 2007 for (a) the executive officers named in the Summary Compensation Table in Executive Compensation Section, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of any class of our voting stock. Our common stock, par value $0.0001 per share, has the right to vote. Holders of our common stock are entitled to one vote per share on all matters as to which stockholders may be entitled to vote pursuant to the Delaware General Corporation Law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of June 11, 2007 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 46,263,712 shares of common stock outstanding on June 11, 2007.

	Common Shares
	Number	Percent of
	Beneficially	Common Shares
Name and Address**	Owned	Outstanding

Trinad Capital Master Fund, Ltd.(1)	6,935,437	14.9%
Robert Ellin(1)	6,935,437	14.9%
Jay Wolf(1)	6,935,437	14.9%
Barry I. Regenstein(2)	100,000	*
William D. Fugazy, Jr.(3)	1,917,520	4.0%
Steven D. Fisher(4)	7,987,341	16.6%
Lawrence D. Bain(5)	3,646,149	7.6%
Charles “Chuck” Sherman(6)	618,653	*
Barry A. Sullivan	70,775	*
Dave M. Gomez(7)	198,731	*
Danny Lam(8)	521,314	1.1%
Christopher Wightman(9)	250,000	*
Andrew L. Wing(10)	0	*
Ashford Capital Partners, LP(11)	2,809,986	6.0%
All directors and current executive officers as a group (10 persons) c/o ProLink	21,556,492	40.4%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock only.

(1)	Consists of 6,935,437 shares of common stock held by Trinad Capital Master Fund, Ltd. and 243,216 shares of common stock underlying currently exercisable warrants. Mr. Ellin is a managing member of Trinad Advisors GP, LLC that is the general partner of a principal stockholder of the Fund and a managing member of Trinad Management, LLC. Mr. Ellin disclaims beneficial ownership of the shares of common stock held by Trinad Capital Master Fund, Ltd and Trinad Management, LLC, except to the extent of his pecuniary interest. Mr. Wolf is also affiliated with these entities and disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests. The address for each of Mr. Ellin and Mr. Wolf is in care of Trinad Capital Master Fund, Ltd., 2121 Avenue of the Stars, Ste, 165, Los Angeles, CA 90067.

(2)	Represents 100,000 shares of common stock underlying currently exercisable warrants. Does not include 200,000 shares of common stock underlying warrants not exercisable within 60 days of June 11, 2007. The address for Mr. Regenstein is in care of ProLink Holdings Corp., 410 South Benson Ln., Chandler, AZ 85224.

(3)	Includes 1,664,579 shares of common stock underlying currently exercisable options.

(4)	Includes 1,931,503 shares of common stock underlying currently outstanding warrants. The securities indicated are held directly by Mr. Fisher and indirectly through the Fisher Family Trust and Sheryl L. Whiteman Trust for both of which he serves as a trustee, and Seaside Retreat LLC of which he is the managing member and FOC Financial LP of which he is the General Partner. Mr. Fisher disclaims beneficial ownership of these securities except to the extent of his pecuniary interest. The address for Mr. Fisher is in care of ProLink Holdings Corp., 410 South Benson Ln., Chandler, AZ 85224.

(5)	Includes 1,893,208 shares of common stock underlying currently exercisable options. The address for Mr. Bain is in care of ProLink Holdings Corp., 410 South Benson Ln., Chandler, AZ 85224.

(6)	Includes 518,653 shares of common stock underlying currently exercisable options.

(7)	Represents 198,731 shares of common stock underlying currently exercisable options.

(8)	Includes 30,402 shares of common stock underlying currently exercisable warrants and 450,000 shares of common stock underlying currently exercisable options. Does not include 1,250,000 shares of common stock underlying options not exercisable within 60 days of June 11, 2007.

(9)	Includes 250,000 shares of common stock underlying currently exercisable options. Does not include 500,000 shares of common stock underlying options not exercisable within 60 days of June 11, 2007.

(10)	Does not include 200,000 shares of common stock underlying warrants not exercisable within 60 days of June 11, 2007.

(11)	Includes 925,001 shares of common stock underlying currently exercisable warrants. The address for Ashford Capital Partners, L.P. is One Walkers Mill Road, Wilmington, DE 19807.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except that three reports, covering three transactions, were filed late on each by Danny Lam, Christopher Wightman and Michael Browne.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and 10% shareholders who did not file a Form 5 unless we have obtained a written statement that no filing is required. At the date of report, we have received written statements from all of our directors and officers that no Form 5 filings were required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions that were entered into with our executive officers, Directors or 5% stockholders during the past two years. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third party. All future related transactions will be approved by our audit committee or the full board of directors.

On September 18, 2006, the Company entered into a Severance Agreement and a Consulting Agreement with the Company’s former Chief Operating Officer, Charles “Chuck” Sherman. The terms of the Severance Agreement call for the Company to provide Mr. Sherman with a telephone and computer through the length of the below described Consulting Agreement. Mr. Sherman also provided the Company with standard non-competition and non-solicitation agreements. Additionally, the parties each provide the other with standard releases. The Consulting Agreement provides for a monthly fee of $20,833.33 for the months of September through December 2006. In 2007, Mr. Sherman will receive a $1,000 retainer and $150 per hour for services rendered. Mr. Sherman will provide transition services to the Company as required throughout the term of the Consulting Agreement.

On September 18, 2006, the Company’s wholly-owned subsidiary ProLink Solutions, LLC (“PSL”) entered into a Letter Factoring Agreement with FOC Financial Limited Partnership (“FOC”). Steven D. Fisher, one of the Company’s directors, is the General Partner of FOC. Pursuant to the Letter Factoring Agreement, FOC in its sole discretion, could make advances to PSL from time to time in an amount not to exceed $750,000 collateralized with golf course management systems sold to golf courses. Advances could be borrowed, repaid, and reborrowed on a revolving basis through November 15, 2006. Upon certification by PSL that it had executed lease documents, approved credit with a lease financing source and had shipped a system to a course, FOC would advance 90% of the gross proceeds of such sale less a .5% origination fee. If any system funded pursuant to the Letter Factoring Agreement was rejected or returned, PSL had agreed to provide priority remarketing for that system. The Loan was evidenced by a Revolving Promissory Note. Further, in order to induce FOC to enter into this Letter Factoring Agreement, the Company agreed to issue a warrant to purchase 250,000 shares of the Company’s common stock to FOC at an exercise price of $1.60 per share with a term of 10 years. During the nine months ended September 30, 2006, we borrowed and repaid an aggregate of $376,294 under this agreement. In connection with these borrowings, we paid fees of $1,886 to FOC. The line expired on November 15, 2006 and all amounts have been repaid.

On June 22, 2007, PSL entered into an Amended and Restated Letter Agreement with FOC, which amended the Letter Agreement dated June 6, 2007 between the parties. Pursuant to the Amended and Restated Letter Agreement, FOC, in its sole discretion, may make advances to PSL from time to time in an amount not to exceed $1,500,000, to be collateralized by golf course management systems sold to golf courses. Advances may be borrowed, repaid, and reborrowed on a revolving basis through June 22, 2009. The loan eliminates the requirement that domestic receivables have prior credit approval and allows borrowing on foreign receivables. The loan allows draws based upon the fulfillment of the loan conditions, including certification by PSL that it has executed lease documents and has shipped a system to a course. FOC will advance 90% of the base purchase price of a ProLink GPS System less a 1% origination fee based on this documentation. In addition, FOC will advance 100% of any accounts receivable related to a foreign purchaser. If credit approval of a domestic receivable is not received within thirty (30) days of funding, the Company will be required to refund the funded amount. Further, amounts borrowed with respect to foreign receivables are required to be repaid within sixty (60) days. If any system funded pursuant to the Amended and Restated Letter Agreement is rejected or returned, PSL has agreed to provide priority remarketing for that system. The loan is evidenced by an Amended and Restated Revolving Promissory Note that bears interest at 15% per annum on its outstanding principal balance. No additional warrants were issued in connection with the amendment of the loan but the 10-year warrant that was issued to FOC in connection with the original loan on June 6, 2007 to purchase 300,000 shares of the Company’s common stock at an exercise price of $1.35 per share, which was the market value as of 4 p.m. on June 6, 2007, will remain outstanding.

On July 10, 2006, the Company appointed Mr. Andrew L. Wing as a member of the Board of Directors (as discussed below). In connection with such appointment, the Company and Mr. Wing entered into a Consulting Agreement, dated July 10, 2006. The Consulting Agreement provides that Mr. Wing will provide certain advertising sales services to the Company in exchange for commissions, 5% for the first three years and 2% for the fourth and fifth years, that will be paid for revenues received by the Company from advertisers. After the fifth year, no further commissions will be paid. The Consulting Agreement shall continue on a month-to-month basis and may be terminated by the Company upon written notice. ProLink has not paid any commission to Mr. Wing to the date of this filing.

On September 29, 2004, we signed a Management Agreement, as amended, with Trinad Capital, LP pursuant to which Trinad agreed to provide us with management services (the “Management Services”), including without limitation, the identification, negotiation, structuring and closing of a merger transaction with a suitable target company. As consideration for such Management Services, we agreed to pay Trinad a monthly management fee of $30,000. This agreement commenced on April 1, 2004. Trinad and its affiliates collectively own approximately 35% of our issued and outstanding common stock. This agreement was amended and restated in April 2005 to provide for services to assist us with the identification of an acquisition or merger candidate. The term of amended agreement was the lesser of 24 months or the closing of an acquisition of an operating company. The fee for these consulting services was $150,000, payable as follows: (1) $50,000 on execution of the amended agreement; (2) $50,000 on a letter of intent for an acquisition of an operating company; and (3) $50,000 upon closing of such acquisition. As a result of the acquisition of ProLink, this agreement was terminated.

At the time of the acquisition, other than as described in (i) and (ii) below, there were no material relationships between us or any of our affiliates, any director or officer or any associate of such director or officer, on the one hand, and ProLink or the members of ProLink, on the other. The following relationships exist: (i) Trinad Capital Master Fund, Ltd., or its affiliates, (“Trinad”), a stockholder, loaned money to ProLink on several occasions since September 2004, in the aggregate amount of approximately $1.47 million, which includes interest (the controlling persons of Trinad are Robert Ellin and Jay Wolf, who are also directors and the former officers); and (ii) of the $1.47 million, repayment of the outstanding balance of $500,000, plus accrued interest was made in January, 2006.

As disclosed in our prior public filings, Trinad was the holder of 100,000 shares of Series B Convertible Preferred Stock, which shares were redeemed at the closing of the transaction. At the closing of the transaction, Trinad irrevocably elected, pursuant to Section 5(c) of the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock, to exercise its right to treat the transaction with ProLink as a liquidation, dissolution or winding up of the former public shell company and to receive the cash payment with respect to such Series B Preferred Stock in the amount of $1,000,000, which amount was paid simultaneously with the closing of the transaction.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a our charter adopted by the Board. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent auditors. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2006, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with management and Semple, Marchal & Cooper, LLP, our independent auditors for fiscal 2006;

•	Discussed with Semple, Marchal & Cooper, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•	Received written disclosures and the letter from Semple, Marchal & Cooper, LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Semple, Marchal & Cooper, LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Semple, Marchal & Cooper, LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the SEC.

Members of the ProLink Holdings Corp. Audit Committee

Steven D. Fisher
Barry I. Regenstein
Jay Wolf

PROPOSAL ONE:

ELECTION OF DIRECTORS

On May 23, 2007, the Board of Directors nominated William D. Fugazy, Jr., Steven D. Fisher, Lawrence D. Bain, Jay Wolf, Andrew L. Wing and Barry I. Regenstein, and on June 27, 2007, the Board of Directors nominated David F. Chazen, for election at the Annual Meeting. If they are elected, they will serve on our Board of Directors until the 2008 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

Information with respect to such nominees who are current members of our Board of Directors is set forth in the section titled “Management.”

David F. Chazen is the sole nominee who is not a current member of our Board of Directors. Mr. Chazen, age 47, has been Managing Director of Chazen Capital Partners, a private investment partnership founded in 1997, since January 2002. Chazen Capital provides equity capital and management support to consumer oriented companies. He has also served as President of Win Stuff Corporation, the largest specialized operator of entertainment skill crane vending machines in the U.S., since January 2002. Mr. Chazen serves as President of Good Stuff Toys (now a division of Win Stuff), the largest manufacturer of licensed toys for the amusement park industry. He also serves as Managing Director of HQ Enterprises, a provider of stored value gift cards for many of the largest shopping mall companies in the U.S. Since December 2006, Mr. Chazen has served as Managing Director of Trinad Advisors II, LLC. Additionally, Mr. Chazen serves as director of the St. Johns Companies, the Chazen Institute of International Business at Columbia University, the Society of Fellows at the Aspen Institute, Natan, and Jazz Aspen. Mr. Chazen served as President of Mediavest, Inc. from August 2006 through June 2007, and has served as a director of Mediavest, Inc. since August 2006 and continues to serve as a director. From January 2006 through June 2006, he served as President and a member of the board of directors of US Wireless Data, Inc. Mr. Chazen began his career as an associate at Goldman Sachs in New York. Mr. Chazen received his B.S. from the Wharton School at the University of Pennsylvania in 1982, and his MBA from Columbia Business School in 1986.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of William D. Fugazy, Jr., Steven D. Fisher, Lawrence D. Bain, Jay Wolf, Andrew L. Wing, Barry I. Regenstein and David F. Chazen. In the event that any of the nominees becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted affirmatively at the meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF WILLIAM D. FUGAZY, JR., STEVEN D. FISHER, LAWRENCE D. BAIN, JAY WOLF, ANDREW L. WING, BARRY I. REGENSTEIN AND DAVID F. CHAZEN AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL TWO:

AUTHORIZATION TO EFFECT A 1-FOR-3, 1-FOR-4 OR 1-FOR-5 REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK

We are seeking your approval to authorize the Board to amend our Certificate of Incorporation, as amended and currently in effect (the “Charter”), to effect a 1-for-3, 1-for-4 or 1-for-5 reverse stock split of our issued and outstanding shares of Common Stock without further approval or authorization of our stockholders, the final ratio of the stock split to be determined within the sole discretion of the Board and such stock split to occur within a year from authorization by the Board.

Background and Overview

General

We are seeking your approval to allow us to effectuate a reverse stock split at the ratio of 1-for-3, 1-for-4 or 1-for-5 (the “Reverse Split”). The Board has adopted a resolution, (i) declaring the advisability of a reverse stock split, subject to stockholder approval, (ii) approving a corresponding amendment of the Charter to effect a Reverse Split (the “Reverse Split Amendment”), subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect the Reverse Split, without further approval or authorization of our stockholders. The Board may subsequently effect, in its sole discretion, the Reverse Split as may be approved by the stockholders.

If approved by our stockholders, the proposed Reverse Split would become effective on any date selected by the Board. The Board reserves the right, even after stockholder approval, to forego or postpone filing of the Reverse Split Amendment if such action is determined not to be in the best interests of the Company and its stockholders.

In this proposal, our stockholders are being asked to authorize the Board, in its discretion, to effect the Reverse Split, including the filing of the Reverse Split Amendment, without further approval or authorization of our stockholders. The Reverse Split Amendment would amend Article Fourth of the Charter by the following language:

“The Corporation hereby declares that each [three (3)] [four (4)] [five (5)] shares of the outstanding shares of the Corporation’s Common Stock as of the date of filing of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, be converted and reconstituted into one (1) share of Common Stock (the “Reverse Split”). No fractional shares shall be issued upon such conversion and reconstitution. Instead, the Corporation will pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Corporation’s Common Stock on the OTC Electronic Bulletin Board during regular trading hours for the five trading days immediately preceding the effective date of the Reverse Split, which amount is hereby determined to equal the fair market value of the Corporation’s Common Stock upon the effective date of the Reverse Split.”

Reasons for the Reverse Split

We believe that we should implement a Reverse Split to reduce the number of our issued and outstanding common shares, which is a result, in part, of our past stock offerings. In addition, we believe that a Reverse Split may help facilitate the listing of our common stock on the Nasdaq Capital Market or on the American Stock Exchange (AMEX) and may enhance the desirability and marketability of our common stock to the financial community and the investing public.

There are both qualitative and quantitative criteria that must be satisfied in order to be listed on the Nasdaq Capital Market, including stockholders’ equity in the amount of at least $4 million, market value of publicly held shares of at least $5 million, $750,000 in net income from continuing operations in the last fiscal year, at least 1 million publicly held shares, a minimum bid price of $4.00 per share, a minimum of 300 holders of our common stock who each own at least 100 shares, three market makers in our common stock, and corporate governance requirements regarding independent directors, audit committees, shareholder meetings, shareholder voting rights, conflicts of interest and code of conduct. We believe that we will meet all of the minimum listing requirements upon the Reverse Split except for the independent director requirement, which we believe we will remedy with the election of David F. Chazen to our Board of Directors, a nominee for election at our 2007 Annual Meeting of

Stockholders. There are several listing standards under AMEX that we believe we could satisfy as well. Under one of the listing standards, we would be required to have stockholders’ equity of at least $4 million, pre-tax income from continuing operations of at least $750,000 in our last fiscal year, a minimum public distribution of 500,000 shares together with a minimum of 800 public stockholders or a minimum public distribution of 1 million shares together with a minimum of 400 public shareholders, a minimum market price of $3.00 per share, and a $3 million aggregate market value of publicly held shares. We may qualify for listing on AMEX under one of the other listing standards as well. In addition to numerical standards, we would also have to meet AMEX’s other factors that may be considered, including but not limited to, the nature of our business, the market for our products, regulatory history, independence of directors, audit committee composition, past corporate governance activities, the reputation of management, historical record and pattern of growth, financial integrity, demonstrated earning power and future outlook. We believe that with the election of Mr. Chazen to our Board of Directors, we will meet the standards for listing on AMEX upon the Reverse Split.

If we effect the Reverse Split, we believe that the resulting reduction in the number of outstanding shares of our common stock may encourage greater interest in our common stock by the investment community. We believe that the current market price of our common stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock. In addition, analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. We believe that if the Reverse Split has the effect of increasing the trading price of our common stock, the investment community may find our common stock to be more attractive, which could promote greater liquidity for our existing shareholders. The closing price of our common stock on June 18, 2007 was $1.21, and the trading volume was 36,273 shares.

If the Reverse Split successfully increases the per share price of our common stock, we believe such increase will facilitate future financings by the company and enhance our ability to attract and retain employees and other service providers. However, we currently have no intent to use the newly available authorized shares following the Reverse Split for any particular purposes, including future acquisitions or financings.

Release No. 34-15320 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, as indicated above, the purpose of the reverse stock split is to reduce the number of issued and outstanding shares, help facilitate the listing of our common stock on the Nasdaq Capital Market or AMEX and enhance the desirability and marketability of our common stock to the financial community and the investing public.

Principal Effects of the Reverse Split

If the Reverse Split is approved at the Annual Meeting and the Board elects to effect the Reverse Split, each outstanding share of our Common Stock as of the record date of the Reverse Split will immediately and automatically be changed, as of the effective date of the Reverse Split Amendment, into one-third, one-fourth or one-fifth, as applicable, of a share of Common Stock. In addition, the number of shares of our Common Stock subject to outstanding options and warrants issued by us, and the number of shares reserved for future issuances upon conversion of our preferred stock and under our stock plans, will be reduced by a factor of three, four or five. No fractional shares of our Common Stock will be issued in connection with the Reverse Split. Holders of our Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Split will receive cash in lieu of the fractional share as explained more fully below.

If the Reverse Split is approved at the Annual Meeting and the Board of Directors, in its discretion, decides to effect such Reverse Split, the Board of Directors will fix a record date for determination of shares subject to the Reverse Split. As of the date of this Proxy Statement, the Board of Directors had not fixed a record date for the Reverse Split. As of the Record Date, there were 46,263,712 shares of our Common Stock issued and outstanding and 18,820,229 shares of our Common Stock subject to warrants and options granted by us. If additional shares of our Common Stock are issued or redeemed prior to the record date for the Reverse Split, the actual number of shares issued and outstanding before and after the Reverse Split will increase or decrease accordingly. Because the Reverse Split will apply to all issued and outstanding shares of our Common Stock and outstanding rights to purchase our Common Stock, the Reverse Split will not alter the relative rights and preferences of our existing stockholders. The Reverse Split Amendment will, however, effectively increase the number of shares of our Common Stock available for future issuances by the Board of Directors.

For illustrative purposes:

(a) upon a 1-for-3 reverse stock split, our issued and outstanding common stock will decrease from 46,263,712 shares to 15,421,237 shares and our authorized and unissued common stock will increase from 153,736,288 shares to 184,578,763 shares; (b) upon a 1-for-4 reverse stock split, our issued and outstanding common stock will decrease from 46,263,712 shares to 11,565,928 shares and our authorized and unissued common stock will increase from 153,736,288 shares to 188,434,072 shares; and (c) upon a 1-for-5 reverse stock split, our issued and outstanding common stock will decrease from 46,263,712 shares to 9,252,742 shares and our authorized and unissued common stock will increase from 153,736,288 shares to 190,747,258 shares.

This is set out in the table below:

			Common Stock
			Available
	Common Stock	Common Stock Issued	for Issuance
Reverse Split	Currently Issued	Post-Reverse Split	Post-Reverse Split

1-for-3	46,263,712	15,421,237	184,578,763
1-for-4	46,263,712	11,565,928	188,434,072
1-for-5	46,263,712	9,252,742	190,747,258

Risks Associated With the Reverse Stock Split

The Reverse Split may not result in the benefits described above under the heading “Reasons for the Reverse Stock Split.” Specifically, the market price of our common stock immediately after the effective date of the proposed Reverse Split may not be maintained for any period of time or may not approximate three, four or five times, as applicable, the market price of our common stock before the Reverse Split. Accordingly, the total market capitalization of our common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of our common stock following the Reverse Split may not exceed or remain higher than the current market price. In many cases, the total market capitalization of a company following a Reverse Split is lower than the total market capitalization before the Reverse Split. As a result, the Reverse Split could further adversely affect the market price of our common stock. Furthermore, although we believe that a higher stock price, if achieved, may help generate investor interest and enhance our ability to attract and retain employees and other service providers, we cannot guarantee this will be the case.

If the Reverse Split is approved at the Annual Meeting and effectuated by the Board, some of our stockholders may consequently own less than one hundred shares of our Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Split may be required to pay higher transaction costs should they then determine to sell their shares.

Cash Payment in Lieu of Fractional Shares

In lieu of any fractional shares to which a holder of our Common Stock would otherwise be entitled as a result of the Reverse Split, we will pay cash equal to such fraction multiplied by the average of the high and low trading prices of our Common Stock during regular trading hours for the five trading days immediately preceding the effective date of the Reverse Split, which amount is hereby determined to equal the fair market value of our Common Stock on the effective date of the Reverse Split. In the event that a stockholder owns less than three, four or five, as applicable, shares of our Common Stock on the effective date of the Reverse Split, such stockholder will only be entitled to a cash payment.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of the Reverse Split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of the Reverse Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our Common Stock in exchange for their old shares of our Common Stock. We believe that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split will likely have the following federal income tax effects.

Our stockholders who receive solely a reduced number of shares of our Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of our Common Stock will equal the stockholder’s basis in its old shares of our Common Stock.

Our stockholders who receive cash in lieu of a fractional share as a result of the Reverse Split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder’s particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of our Common Stock will equal the stockholder’s basis in its old shares of our Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash.

The Company will not recognize any gain or loss as a result of the Reverse Split.

Board Discretion to Implement the Reverse Split

If the Reverse Split is approved at the Annual Meeting, the Board of Directors may, in its sole discretion, authorize the Reverse Split and file the Reverse Split Amendment with the Delaware Secretary of State. The determination by the Board of Directors to effect the Reverse Split will be based on a number of factors, including market conditions, existing and expected trading prices for the our Common Stock and the likely effect of business developments on the market price for our Common Stock.

THE BOARD OF DIRECTORS HAS NOT YET MADE A DETERMINATION TO PROCEED WITH THE REVERSE SPLIT. NOTWITHSTANDING APPROVAL OF THE REVERSE SPLIT AT THE ANNUAL MEETING, THE BOARD OF DIRECTORS MAY, IN ITS SOLE DISCRETION, DETERMINE NOT TO IMPLEMENT SUCH REVERSE SPLIT.

Necessity for Stockholder Approval

In order to effect a 1-for-3, 1-for-4 or 1-for-5 reverse stock split, as applicable, the Company must amend Article Fourth of the Charter. Article Eleventh of the Charter provides that the Corporation may amend any provisions contained in the Charter from time to time as authorized by the laws of Delaware. Section 242 of the Delaware General Corporation Law provides that in order to effect an amendment to the Charter, the Board must direct that the proposed amendment be considered, voted and approved at a meeting of the stockholders. Accordingly, we will hold the Annual Meeting to obtain stockholder approval to authorize the Board, in its discretion, to amend the Charter to effect a 1-for-3, 1-for-4 or 1-for-5 reverse stock split of our issued and outstanding shares of Common Stock without further approval or authorization of our stockholders.

Required Vote

A majority of shares of outstanding common stock must be voted in favor of the amendment to the Charter in order to enact the same.

Recommendation

The Board believes that it is in the Company’s best interest that the stockholders authorize the Board, in its sole discretion, to amend the Charter to effect a 1-for-3, 1-for-4 or 1-for-5 reverse stock split of our issued and outstanding shares of Common Stock without further approval or authorization of our stockholders.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL TWO TO AUTHORIZE THE BOARD, IN ITS SOLE DISCRETION, TO AMEND THE CHARTER TO EFFECT A 1-FOR-3, 1-FOR-4 OR 1-FOR-5 REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS.

PROPOSAL THREE:

APPROVAL OF THE ADOPTION OF THE
2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

Background

On November 2, 2006, our Board of Directors adopted the 2006 Employee, Director and Consultant Stock Plan (the “Plan”), pursuant to which our directors, officers, employees and consultants may be issued options, restricted stock and stock appreciation rights. The Board believes that our ability to provide equity compensation and incentives is crucial to our ability to attract, retain and motivate talented employees, non-employee directors and consultants. There are 5,000,000 shares of common stock reserved for issuance under the Plan.

As of June 11, 2007, no shares had been issued upon exercise of options granted under the Plan, options to purchase 2,450,000 shares were outstanding and 2,550,000 shares remained available for future grant (plus any shares that might in the future be returned to the Plan as a result of cancellations or expiration of awards or as a result of being retained by the Company to pay the exercise or purchase price or withholding taxes due upon exercise or purchase of awards). The following table sets forth information with respect to the stock options granted to the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees and consultants (including all current officers who are not executive officers) as a group under the Plan as of June 11, 2007.

			Equity Incentive Plan
	Number of	Number of Securities	Awards: Number of
	Securities Underlying	Underlying	Securities Underlying
	Unexercised Options	Unexercised Options	Unexercised	Option	Option
	(#)	(#)	Unearned Options	Exercise Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Danny Lam	450,000	0	0	1.5	12/19/2016
	0	1,250,000	0	1.4	12/19/2016
Christopher Wightman	250,000	500,000	0	1.4	12/18/2016

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote “against” the proposal.

Summary of Material Features of the Plan.

The following is a summary of the key provisions of the Plan:

Purpose:	The purpose of the Plan is to encourage ownership of our common stock by our employees, directors and certain consultants in order to attract and retain such people, to induce them to work for our benefit and to provide additional incentive for them to promote our success.

Administration:	The Plan is to be administered by our Board of Directors, except to the extent that it delegates its authority to a committee of the Board of Directors.

Awards:	The Plan authorizes the grant of incentive stock options to our employees and non-qualified stock options, stock grants and stock-based awards to our employees, directors and consultants (approximately 90 people).

Amendments:	The Plan may be amended by our stockholders. The Plan may also be amended by the Plan administrator, including, without limitation, to the extent necessary to qualify any or all outstanding rights to be granted under the Plan for favorable federal income tax treatment

(including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding rights granted, or rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the administrator which the administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such approval. No amendment of the Plan may, without the participant’s consent, adversely affect agreements with participants under the Plan that were executed before the amendment. The administrator may, with the participant’s consent, amend outstanding agreements for stock rights under the Plan in a manner which is not adverse to the participant.

Termination of the Plan:	The Plan will terminate on November 2, 2017. The stockholders or the Board may terminate the Plan earlier, but earlier termination will not affect any agreements with participants under the Plan that were executed before the termination.

Dissolution or Liquidation:	All outstanding stock rights will terminate upon ProLink’s dissolution or liquidation, but the participant or the participant’s survivors will have the right to exercise the vested portion of outstanding options or to accept other stock rights immediately before the dissolution or liquidation. Any outstanding Stock-Based Awards shall immediately terminate.

Shares Subject to the Plan:	The Plan will have an initial pool of 5,000,000 shares of our common stock available for grants. In the event of any change in our capital structure which affects our common stock, such as a stock split, stock dividend, recapitalization or business combination, the administrator will adjust the number of shares available to reflect the change (see “Adjustments” below). Every grant of stock-based rights, or the issuance of shares to a participant, will reduce the pool of shares available under the Plan by the number of shares subject to the grant or actually issued. If any kind of grant or portion of a grant under the Plan terminates for any reason without being exercised, the unissued shares subject to that grant will go back in the pool and be available again for other grants. Also, if we buy back shares (at no more than the original issuance price) which we issued under a stock grant or any other stock-based award, then the shares which we buy back will go back in the pool.

Adjustments:	Unless otherwise provided under an individual stock right, the administrator (or the board of directors of a successor to ProLink) will adjust all stock rights as follows:

Stock dividends and stock splits: If we subdivide or combine our common stock, or issue a stock dividend or make other non-cash distribution with respect to our common stock, then the administrator will proportionately increase or decrease the number of shares and/or the purchase price of shares under outstanding stock rights.

Corporate transactions: If we enter into a merger, consolidation or sale of substantially all our assets, pursuant to which our securities or securities of another corporation are issued with respect to our common stock, then the administrator, or the board of directors of a successor company which assumes ProLink’s obligations, will either:

(i) continue the outstanding stock rights by making an appropriate substitution for the ProLink stock subject to the stock rights;

(ii) allow the stock rights to be exercised within a certain time prior to termination; or

(iii) terminate the stock rights in exchange for a cash payment equal to the excess of the fair market value over the exercise or purchase price of the ProLink stock subject to the stock rights.

Recapitalization or reorganization: If we enter into a recapitalization or reorganization, other than a corporate transaction pursuant to which our securities or securities of another corporation are issued with respect to our common stock, then upon exercising a stock right, the participant will receive the number of replacement securities which would have been issued on exercise of the stock right before the recapitalization or reorganization.

Transfer of Stock Rights:	Unless the administrator otherwise approves, stock rights are not transferable except by will or the laws of descent and distribution, and are exercisable only by the participant during his or her lifetime.

Registration of Shares and Resale Restrictions	Unless and until we register the shares to be issued under the Plan with the Securities and Exchange Commission, they will be restricted shares, which the holder cannot sell or transfer without an exemption from registration requirements. We intend to register the common stock available for issuance under the Plan under the Securities Act of 1933 on a Registration Statement on Form S-8.

All employees, directors and consultants of ProLink and its subsidiaries must comply with our policy on securities trading, which includes restrictions on purchase and sale of our securities and handling of confidential information. Our securities trading policy generally restricts resale of common stock to specified “window” periods, and prohibits resale at any time when the employee or consultant possesses material non-public information about ProLink. Employees are encouraged to consult with our chief financial officer before reselling any common stock, even during a window period. Our securities trading policy does not, however, restrict the purchase of common stock from ProLink upon exercise of an option. Former employees and consultants are not bound by the securities trading policy unless they have so agreed.

Stock Options Under the Plan

Incentive and non-qualified options.  The Plan provides for the grant of options which are qualified “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended, (the “Code”) and of non-qualified options, which do not meet the requirements of Section 422. Incentive options can be granted only to employees, while non-qualified options can be granted to employees, non-employee directors, and consultants. Although the principal difference between qualified and non-qualified options lies in the tax consequences to the option holder (see “Tax Consequences” below), the qualified options are also subject to several restrictions which the Plan is designed to accommodate. Those restrictions are included in the following descriptions of plan features.

Option prices.  For non-qualified options, the exercise price per share must be at least the fair market value of common stock on the date when the administrator determines the price. For qualified options, the exercise price per share must be at least the fair market value of common stock on the date of grant, except that if the recipient owns more than 10% of our outstanding common stock before the grant, the exercise price per share must be at least 110% of the fair market value of common stock on the date of grant. “Fair market value” means:

1. If our common stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the common stock, the closing or last price of the common stock on the composite tape or other comparable reporting system for the trading day immediately preceding the applicable date;

2. If our common stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the common stock for the trading day referred to in (1) above, and if bid and asked prices for the common tock are regularly reported, the mean between the bid and the asked price for the common stock at the close of trading in the over-the-counter market for the trading day on which common stock was traded immediately preceding the applicable date; or

3. If our common stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the administrator, in good faith, shall determine.

The closing market price of our common stock on June 18, 2007 was $1.21 per share. Recipients will pay us the exercise price for common stock purchasable under an option only if and when they choose to exercise the option. As part of the terms of an option grant, the administrator could require recipients to pay some consideration for the grant. We have never required such a payment in the past.

Option vesting and expiration.  The administrator determines the vesting schedule and expiration date of each option. Vesting may be on a fixed schedule, or may be subject to the occurrence of certain conditions or the attainment of stated goals or events. There is no minimum term for which an option must be exercisable. For non-qualified options, the Plan does not state a maximum term. For qualified options, the maximum term is 10 years from the date of grant, except that if the recipient owns more than 10% of our outstanding common stock before the grant, the maximum term is five years from the date of grant. Although the Plan itself expires on December 21, 2015, options granted before the Plan expires will continue to be exercisable until the expiration date of each individual option. Options may be subject to early termination as described below.

Exercise.  An option holder may exercise all or any part of the vested portion of an option by delivering written notice, along with payment in U.S. funds by cash or check of the exercise price for the number of shares specified. At the administrator’s discretion, the holder may also pay the exercise price:

a. by delivering ProLink common stock with a fair market value equal to the exercise price;

b. by having us retain, from the shares otherwise issuable on exercise, the number of shares with a fair market value equal to the exercise price (a cashless exercise);

c. in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the administrator;

d. by any combination of the foregoing; or

e. by payment of any other consideration the Board authorizes.

Early termination.  Except as provided in an option holder’s agreement and unless the administrator provides otherwise, if an option holder ceases to serve as an employee, non-employee director or consultant of ProLink or its affiliates, whether voluntarily or otherwise, that option holder’s non-vested options will terminate immediately, and vested options will expire within the time designated in each holder’s option agreement. For incentive stock options, the vested portion will expire no more than three months after termination of the relationship with ProLink. If the relationship terminated due to death or disability, the vested portion will expire one year after termination. If we terminate the relationship for “cause” (as defined below), then that holder’s outstanding options will terminate immediately. For purposes of the Plan, “cause” includes dishonesty, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement, and conduct substantially prejudicial to ProLink’s business.

Stock Grants and Stock-Based Awards Under the Plan

Stock grant or stock-based award terms.  The administrator may grant shares of stock or other stock-based awards based upon our common stock directly to a participant. The terms of a stock grant or stock-based award may require the participant to pay a specified price for the stock, or may grant the stock without any purchase price. We will not issue shares to a participant under a stock grant or stock-based award until the participant has accepted the terms of the grant or award, by signing and returning an agreement, together with the purchase price for shares, if any. The terms of a stock grant may include the right for ProLink to repurchase the stock granted for a specified period of time.

Payment for stock under a stock grant or stock-based award.  If a stock grant or stock-based award requires payment for the shares granted, the participant may pay the price in U.S. funds by cash or check for the number of shares specified. At the administrator’s discretion, the holder may also pay the purchase price:

a. by delivering ProLink common stock with a fair market value equal to the purchase price;

b. by payment of any other consideration the Board authorizes; or

c. by any combination of the foregoing.

Early termination.  If a participant ceases to serve as an employee, non-employee director or consultant of Palatin or its affiliates, whether voluntarily or otherwise, any offered stock grants which the participant has not accepted will terminate immediately. As to accepted stock grants, we will continue to be able to exercise our repurchase rights (if any) until they lapse under the terms of the stock grant agreement. If we terminate the relationship for “cause” (as defined below), then we will immediately have the right to repurchase any stock issued under a stock grant, for the original purchase price. For purposes of the Plan, “cause” includes dishonesty, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement, and conduct substantially prejudicial to Palatin’s business.

Material Federal U.S. Income Tax Considerations

The following is a brief summary of the general federal U.S. income tax laws relating to stock options and stock grants under the Plan:

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to ProLink at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income.” Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and ProLink will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to ProLink at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to ProLink in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:	With respect to stock grants under the Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. ProLink generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. ProLink generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Plan Benefits

The following table shows the total number of stock option grants made under the Plan to the identified individuals and groups.

Name and Position	Number of Options

Danny Lam	1,700,000
Christopher Wightman	750,000
Current Executive Officers	2,450,000
Non-Executive Directors	0
Non-Executive Officer Employees	0

Interest of Management in Plan Amendment Approval

Management’s interest in stockholder approval of the amendment to the Plan includes the ability to receive option grants in accordance with our compensation policies. We have not granted or agreed to grant any options to management other than the outstanding options shown in the table above. If the stockholders approve the Plan, we expect to continue granting options in accordance with our current compensation policies.

Vote Required

The affirmative vote of a majority of the votes present or represented and entitled to vote at the Annual Meeting.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THE ADOPTION OF THE PLAN AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADOPTION OF THE PLAN UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL FOUR:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed Semple, Marchal & Cooper, LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2007. The Board proposes that the stockholders ratify this appointment. We expect that representatives of Semple, Marchal & Cooper will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions. Hein & Associates LLP was our independent public accounting firm for the fiscal years ended December 31, 2005 and December 31, 2004.

The following table presents fees for professional audit services rendered by Semple, Marchal & Cooper, LLP and Hein & Associates LLP for the audit of our annual financial statements for the years ended December 31, 2006, and December 31, 2005, respectively, and fees billed for other services rendered by such firms during those periods.

	2006	2005

Audit fees:(1)	$106,330	$190,846
Audit related fees:	$0	$0
Tax fees:(2)	$0	$0
All other fees:	$0	$0

Total	$106,330	$190,846

(1)	Audit fees consisted of audit work performed in the preparation of audited financial statements of Prolink Solutions LLC and Prolink Holdings.

(2)	Tax fees consist principally of assistance with matters related to tax compliance and reporting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Semple, Marchal & Cooper as our independent public accountants, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF SEMPLE, MARCHAL & COOPER AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2008, stockholder proposals must be received no later than          , 2008. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by          , 2008, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act. All stockholder proposals should be marked for the attention of Corporate Secretary, ProLink Holdings Corp., 410 S. Benson Lane, Chandler, Arizona 85224.

Chandler, Arizona
July   , 2007

Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (other than exhibits thereto) filed with the SEC, our Quarterly Reports for the quarters ended April 1, 2006, June 30, 2006 and September 30, 2006 and any Current Report on Form 8-K filed thereafter, which provide additional information about us, are available on the Internet at www.goprolink.com and are available in paper form to beneficial owners of our Common Stock without charge upon written request to Company Secretary, PROLINK HOLDINGS CORP., 410 South Benson Lane, Chandler, Arizona 85224.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-KSB, filed on April 17, 2007, and as amended by Amendment No. 1 to the Annual Report on Form 10-KSB/A filed on April 30, 2007 (File No. 0-25092) and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our Corporate Secretary at ProLink Holdings Corp., 410 S. Benson Lane, Chandler, Arizona 85224, Attention: Corporate Secretary.

APPENDIX A

PROLINK HOLDINGS CORP.

THIS PROXY IS BEING SOLICITED BY PROLINK HOLDINGS CORP.’S
BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated July   , 2007, in connection with the Annual Meeting to be held at the Company’s headquarters located at 410 South Benson Lane, Chandler, Arizona 85224 on Wednesday, July 25, 2007 at 10:00 a.m. local time, and hereby appoints Dave M. Gomez and Michael Browne, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of ProLink Holdings Corp. registered in the name provided herein, which the undersigned is entitled to vote at a Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1.	ELECTION OF DIRECTORS (OR IF ANY NOMINEE IS NOT AVAILABLE FOR ELECTION, SUCH SUBSTITUTE AS THE BOARD OF DIRECTORS MAY DESIGNATE).

☐ FOR           ☐ WITHHOLD           ☐ FOR ALL NOMINEES EXCEPT:

NOMINEES:	WILLIAM D. FUGAZY, JR.	_ _
	STEVEN D. FISHER	_ _
	LAWRENCE D. BAIN	_ _
	JAY WOLF	_ _
	ANDREW L. WING	_ _
BARRY I. REGENSTEIN
DAVID F. CHAZEN

2.	PROPOSAL TO AUTHORIZE BOARD TO EFFECT A 1-FOR-3, 1-FOR-4 OR, 1-FOR-5 REVERSE STOCK SPLIT OF COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK.

☐ FOR           ☐ WITHHOLD           ☐ ABSTAIN

3.	PROPOSAL TO ADOPT THE 2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN.

☐ FOR           ☐ WITHHOLD           ☐ ABSTAIN

4.	PROPOSAL TO RATIFY THE APPOINTMENT OF SEMPLE, MARCHAL & COOPER, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

☐ FOR           ☐ WITHHOLD           ☐ ABSTAIN

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

A-1

PROLINK HOLDINGS CORP.
Annual Meeting of Stockholders
July 25, 2007
Please date, sign and mail your proxy card as soon as possible.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

NOTE:	Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature
Date:

Signature
Date:

A-2

APPENDIX B

PROLINK HOLDINGS CORP.

2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this ProLink Holdings Corp. 2006 Employee, Director and Consultant Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $.0001 par value per share.

Company means ProLink Holding Corp, a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this ProLink Holdings Corp. 2006 Employee, Director and Consultant Stock Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be 5,000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.

(b) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a. Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations that it deems necessary or advisable for the administration of the Plan;

b. Determine which Employees, directors and consultants shall be granted Stock Rights;

c. Determine the number of Shares for which a Stock Right or Stock Rights shall be granted.

d. Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

e. Make changes to any outstanding Stock Right, including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting schedule or extend the expiration date, provided that no such change shall impair the rights of a Participant under any grant previously made without such Participant’s consent;

f. Buy out for a payment in cash or Shares, a Stock Right previously granted and/or cancel any such Stock Right and grant in substitution therefor other Stock Rights, covering the same or a different number of Shares and having an exercise price or purchase price per share which may be lower or higher than the exercise price or purchase price of the cancelled Stock Right, based on such terms and conditions as the Administrator shall establish and the Participant shall accept; and

g. Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

a. Non-Qualified Options:  Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

i. Option Price:  Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

ii. Number of Shares:  Each Option Agreement shall state the number of Shares to which it pertains.

iii. Option Periods:  Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

iv. Option Conditions:  Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A. The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B. The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

b. ISOs:  Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

i. Minimum standards:  The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above.

ii. Option Price:  Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A. 10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

B. More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

iii. Term of Option:  For Participants who own:

A. 10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B. More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

iv. Limitation on Yearly Exercise:  The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b) Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c) Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above or (g) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) without the prior approval of the Employee if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

10.	ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above; or (e) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

12.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b. Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c. The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d. Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e. A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f. Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a. All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b. For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c. “Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

d. Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i) To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

(ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

b. A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

c. The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

a. In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i) To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

b. If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company’s forfeiture or repurchase rights have not lapsed.

19.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a. All Shares subject to any Stock Grant that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

b. For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c. “Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

d. Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

20.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.	EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a. The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b. At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

a. Stock Dividends and Stock Splits.  If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) shall also be proportionately adjusted upon the occurrence of such events.

b. Corporate Transactions.  If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company forfeiture or repurchase rights with respect to outstanding Stock Grants.

c. Recapitalization or Reorganization.  In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

d. Adjustments to Stock-Based Awards.  Upon the happening of any of the events described in Subparagraphs a, b or c above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect if any, of a Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

e. Modification of ISOs.  Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph a, b or c above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the

Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6b(iv).

25.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.	TERMINATION OF THE PLAN.

The Plan will terminate on November 1, 2016, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

32.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.